UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 11, 2003

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

37 N. ORANGE AVENUE, SUITE 500

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 926-6615

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 926-6616

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREINC.COM

(REGISTRANT’S WEBSITE ADDRESS)

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press release dated November 11, 2003 containing the financial results for the third quarter ended September 30, 2003.

99.2	Press release dated November 11, 2003 containing a correction to the financial results for the third quarter ended September 30, 2003

99.3	PainCare Holdings, Inc. Transcript of November 11, 2003 Earnings Conference call and Item 12 Results of Operations and Financial Condition.

ITEM 9.	REGULATION DISCLOSURE AND ITEM 12 RESULTS OF OPERATION AND FINANCIAL CONDITION

On November 11, 2003, we reported our results of operations for the quarter ended September 30, 2003. Likewise, on November 11, 2003, we issued a press release announcing the Company’s financial results for the third quarter ended September 30, 2003. Copies of our press release and the transcript of our conference call are attached hereto as Exhibits 99.1 and 99.2, respectively.

The earnings call and transcripts contain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flow (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures, as indicated below.

EBITDA was presented in the earnings call relative to proforma earnings associated with two of the Company’s most recent acquisitions because management believed that it would be of interest to its investors and lenders. We define EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles in the United States. EBITDA should not be considered as a substitute for net income or loss, or as an indicator of operating performance or whether cash flows will be sufficient to fund cash needs. Notwithstanding the foregoing, the amount of EBITDA referenced in the earnings call is less than what the most directly comparable GAAP financial measure (i.e., net income) would have been.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date: November 11, 2003	BY:	/s/ RANDY LUBINSKY
Chief Executive Officer and Director

Date: November 11, 2003	BY:	/s/ MARK SZPORKA
Chief Financial Officer, Secretary and Director